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                            EXHIBIT 16.2



                      THOMAS J. HARRIS C.P.A.
                    3901 Stone Way North, Ste. 202
                          Seattle, WA 98103



March 17, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 8 of Part II included in the Form 10-KSB of Plenum Communications, Inc. for the year ended December 31, 1998 filed with the Security and Exchange Commission, and are in agreement with the statements contained therein.


Very truly yours,


THOMAS J. HARRIS C.P.A.



By:      /s/ THOMAS J. HARRIS C.P.A.
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